DO NOT DESTROY THIS NOTE: When paid, this note and the Deed of
Trust must be surrendered to GLENN COUNTY TITLE COMPANY with request for reconveyance.

                         INSTALLMENT NOTE

                         (INTEREST EXTRA)
           (This note contains an acceleration clause)

$243,430.00         Willows, California      January 17, 1996

IN INSTALLMENTS AN AT THE TIMES HEREINAFTER STATED, FOR VALUE RECEIVED MUKHTAR AHMAD AND NAZRA P. AHMAD, husband and wife as joint tenants PROMISE TO PAY TO:
WILLOWS RANCH GROUP, a California partnership, consisting of SHF ACQUISITION GROUP, a Nevada corporation, as Partner and 500 FIRST STREET, A California general partnership, as Partner OR ORDER, AT 4045 So. Spencer Street, Suite 206, Las Vegas NV 89119 THE PRINCIPAL SUM OF TWO HUNDRED FORTY THREE THOUSAND FOUR HUNDRED THIRTY --- (243,430.00 --DOLLARS, WITH INTEREST FROM FEBRUARY 1, 1996 ON THE AMOUNTS OF PRINCIPAL REMAINING FROM TIME TO TIME UNPAID, UNTIL SAID PRINCIPAL SUM IS PAID, AT THE RATE OF EIGHT AND ONE-QUARTER (8.25%) PER CENT, PER ANNUM, PAYABLE WITH PRINCIPAL. SAID PRINCIPAL SUM DUE IN ANNUAL INSTALLMENTS OF TWENTY FOUR THOUSAND THREE HUNDRED FORTY THREE DOLLARS ($24,343.00), OR MORE ON THE 1ST DAY OF EACH AND EVERY FEBRUARY, BEGINNING ON THE FIRST DAY OF FEBRUARY 1997; AND CONTINUING UNTIL FEBRUARY 1, 2001 WHEN THE THEN REMAINING BALANCE OF PRINCIPAL AND ACCRUED INTEREST SHALL BE ALL DUE AND PAYABLE.

THE DEED OF TRUST SECURING THIS NOTE CONTAINS THE FOLLOWING
PROVISION: If the trustor shall sell, convey or alienage said property, or any part thereof, or any interest therein, or shall be divested of his title or any interest therein in any manner or way, whether voluntarily or involuntarily, without the written consent of the beneficiary being first had and obtained beneficiary shall have the right, at its option, except as prohibited by law, to declare any indebtedness or obligations secured hereby, irrespective of the maturity date specified in any note evidencing the same, immediately due and payable.

Each payment shall be credited first, on the interest then due; and the remainder on the principal sum; and interest shall thereupon cease upon the amount so credited on the said principal sum. Should default be made in the payment of any of said installments when due, then the whole sum of principal and interest shall become immediately due and payable at the option of the holder of this note. Should suit be commenced to collect this note or any portion thereof, such sum as the Court may deem reasonable shall be added hereto as attorney's fees. Principal and interest payable in lawful money of the United States of America. This note is secured by a certain DEED OF TRUST to Glenn County Title Company, A corporation.



letter (continued)

/s/ MUKHTAR AHMAD                  /s/ NAZRA P. AHMAD
MUKHTAR AHMAD                      NAZRA P. AHMAD

By: /s/                            By: /s/
HIS ATTORNEY IN FACT               HER ATTORNEY IN FACT

THE PARTNERS OF THE HOLDER OF THIS NOTE, WILLOWS RANCH GROUP, UPON ITS CREATION, HEREBY SET OUT THEIR RESPECTIVE INTEREST WITHIN THIS NOTE AS FOLLOWS:
     SHF ACQUISITION GROUP, a Nevada corporation as to an undivided $223,743.00/ 243,430ths; and 500 FIRST STREET, a California General Partnership as to an undivided $19,686.00/ 243,300ths.

SHF ACQUISITION GROUP                   500 FIRST STREET
a Nevada corporation          A California General Partnership

by: /s/ James H. Dale              By:  /s/ William H. Maddocks
James Dale, President                   William H. Maddocks

by: / /                            By:  /s/ Kenneth Wallace
                                        Kenneth Wallace

                                   By:  /s/ Kent N. Calfee
                                        Kent N. Calfee



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